                                                                      EXHIBIT 21
                                                                      ----------

                                  SUBSIDIARIES

Registrant - Equifax Inc. (a Georgia corporation).

The Registrant owns, directly or indirectly, 100% of the stock of the following subsidiaries as of March 20, 1999 (all of which are included in the consolidated financial statements):

                                                                        State or
                                                                       Country of
Name of Subsidiary                                                    Incorporation
------------------                                                    -------------
1nfo Inc.                                                                Georgia
Acrofax Inc.(1)                                                          Canada
CBI Ventures, Inc.(1)                                                    Georgia
CCI Group Plc(10)                                                        England
CCI Trace and Investigation Services Ltd.(11)                            England
Computer Ventures, Inc.(1)                                               Delaware
Credence, Inc.                                                           Georgia
Credit Consultants International Ltd.(11)                                England
Credit Link (U.K.) Ltd.(11)                                              England
Credit Northwest Corporation(1)                                         Washington
Credit Union Card Services, Inc.(6)                                     Wisconsin
Equifax Accounts Receivable Services, Inc. (owned by Trust)              Canada
Equifax Asia Pacific Holdings, Inc.                                      Georgia
Equifax Australia Plc (14)                                               England
Equifax Canada (AFX) Inc.(2)                                             Canada
Equifax Canada Inc.(3)                                                   Canada
Equifax Card Services, Inc.(4)                                           Florida
Equifax Card Services (Madison), Inc.(5)                                Wisconsin
Equifax Card Solutions(12)                                               France
Equifax (Cayman Islands) Ltda.(19)                                    Cayman Islands

                                                                        State or
                                                                       Country of
Name of Subsidiary                                                    Incorporation
------------------                                                    -------------
Equifax Check Services, Inc.(4)                                          Delaware
Equifax Credit Information Services, Inc.                                Georgia
Equifax Decision Systems, B.V.                                       The Netherlands
Equifax de Mexico Sociedad de Informacion Crediticia, S.A.(8)(9)         Mexico
Equifax do Brasil Ltda.(18)                                              Brazil
Equifax E-Banking Solutions, Inc.(4)                                     Georgia
Equifax Europe Inc.                                                      Georgia
Equifax Healthcare Information Services, Inc.                            Georgia
Equifax Holdings (Mexico) Inc.                                           Georgia
Equifax Information Technology, Inc.(1)                                  Georgia
Equifax Investments (Mexico) Inc.                                        Georgia
Equifax Investments (U.S.), Inc.                                         Georgia
Equifax Ltd.(14)                                                       New Zealand
Equifax Luxembourg S.A.(3)                                             Luxembourg
Equifax Luxembourg (No. 2) S.A.                                        Luxembourg
Equifax Mauritius Private Ltd.(7)                                      Philippines
Equifax Payment Services, Inc.                                          Delaware
Equifax Plc(12)                                                         England
Equifax Pty Ltd.(15)                                                   Australia
Equifax Properties, Inc.                                                Georgia
Equifax-Rochester, Inc.(1)                                              New York
Equifax Secure, Inc.                                                    Georgia
Equifax SNC(16)                                                         France
Equifax South America, Inc.                                             Georgia
Equifax U.K. Finance Ltd. (3)                                           England
Equifax U.K. Finance (No. 2)                                            England
Equifax Ventures, Inc.                                                  Georgia
Financial Institution Benefit Association, Inc.                   District of Columbia
Financial Insurance Marketing Group, Inc.(4)                      District of Columbia
First Bankcard Systems, Inc.(4)                                         Georgia

                                                                        State or
                                                                       Country of
Name of Subsidiary                                                    Incorporation
------------------                                                    -------------
Global Scan Ltd.(17)                                                 United Kingdom
Global Scan (USA) Inc.(22)                                              Delaware
High Integrity Systems, Inc.(4)                                        California
Infolink Ltd.(14)                                                    United Kingdom
Light Signatures, Inc.(4)                                              California
Market Knowledge, Incorporated(1)                                       Illinois
Messagegram Ltd.(11)                                                    England
Stewardship, Inc.(1)                                                  Mississippi
Telecredit Canda, Inc.(2)                                               Canada
The Database Company Ltd.(13)                                           Ireland
The Decisioneering Group, Inc.                                          Arizona
The Equifax Database Company Ltd.(12)                                   Ireland
The Infocheck Group Ltd.(14)                                            England
Transax France Plc(14)                                                  England
Transax (Ireland) Ltd.(14)                                              England
Ultimate Business Services Plc(14)                                      England
Ultimate Media Concepts Ltd.(11)                                        England
Viv Ltd.(14)                                                            England

 (1) Subsidiary of Equifax Credit Information Services, Inc.
 (2) Subsidiary of Equifax Canada Inc.
 (3) Subsidiary of Acrofax Inc.
 (4) Subsidiary of Equifax Payment Services, Inc.
 (5) Subsidiary of Equifax Card Services, Inc.
 (6) Subsidiary of Equifax Card Services (Madison), Inc.
 (7) Subsidiary of Equifax Asia Pacific Holdings, Inc.
 (8) Subsidiary of Equifax Holdings (Mexico), Inc.
 (9) Subsidiary of Equifax Investments (Mexico) Inc.
(10) Subsidiary of Ultimate Business Services Plc
(11) Subsidiary of CCI Group Plc
(12) Subsidiary of Equifax Europe Inc.
(13) Subsidiary of The Equifax Database Company
(14) Subsidiary of Equifax Plc
(15) Subsidiary of Equifax Australia Plc

(16) Subsidiary of Transax France Plc
(17) Subsidiary of The Infocheck Group Ltd.
(18) Subsidiary of Equifax South America, Inc.
(19) Subsidiary of Equifax do Brasil Holdings, Ltda.
(20) Subsidiary of Equifax Luxembourg (No. 2) S.A.
(21) Subsidiary of Equifax Luxembourg S.A.
(22) Subsidiary of Global Scan Ltd.

Registrant's subsidiary Equifax Asia Pacific Holdings, Inc. owns 100% of the stock of Equifax Mauritius Private Ltd. which owns 50% of the stock of Equifax Venture Infotek Private Ltd. (India).

Registrant's subsidary Equifax Europe Inc. owns 49% of the stock of Precision Marketing Information Ltd. (Ireland) and 58% of the stock of ASNEF-Equifax Servicios de Informacion de Credito, S.L. (Spain). ASNEF-Equifax Servicios de Informacion de Credito, S.L. owns 100% of the stock of Dicodi, S.A. (Spain); 100% of the stock of Informacion Tecnica Del Credito S.L. (Spain); 100% of the stock of Via Ejecutiva S.A. (Spain); and owns 50% of the stock of Credinformacoes, Informacoes de Credito, LDA (Portugal), along with Equifax Decision Systems, B.V., wholly-owned subsidiary of Equifax Inc., which owns 25%.

Registrant's subsidiary Equifax South America, Inc. owns 66% of the stock of Organizacion Veraz S.A. (Argentina) and 99% of the stock of Equifax de Chile, S.A. (Chile). Equifax de Chile, S.A. owns 100% of the stock of Marketing Services, S.A. (Chile) and 100% of the stock of Dicom, S.A. (Chile); 99% of the stock of Cobranza Integral S.A. (Chile); 50% of the stock of Covidata S.A. (Colombia); 51% of the stock of Dicom CentroAmerica (El Salvador); 99% of the stock of Dicom Comercial Ltd. (Chile); 51% of the stock of InfoCorp S.A. (Peru); 99% of the stock of Infotrade S.A. (Chile); 89% of the stock of Softmarket S.A. (Chile) along with Equifax de Chile S.A. which owns 11%; 50% of the stock of Dicom Dominicana (Dominican Republic); 100% of the stock of Global Data Servicios Integrados de Informacion S.A. (Ecuador); and 50% of the stock of Infotrade Argentina S.A. (Argentina).

Registrant's subsidiary Equifax do Brasil Ltda. owns 80% of the stock of Seguranca ao Credito e Informacoes (Brazil).

Registrant's subsidiary Equifax Plc owns 51% of the stock of Equifax Card Solutions Ltd. (England).

Equifax Inc. owns 51% of the stock of Partech S.A. E.B.B.A. (Brazil) and 17% of Unnisa - Solucoes em Meios de Pagamento Ltda. (Brazil). Partech S.A. E.B.B.A. owns 66% and Unnisa - Solucoes em Meios de Pagamento Ltda. owns 34% of Proceda Tecnologia e Informatica S.A. (Brazil.)